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                                                                    Exhibit 23.0

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-84331 and 333-84341) pertaining to the Stock Subscription Warrant, 1995 International Employee Stock Purchase Plan, As Amended, French Employee Savings Plan, As Amended and the 1999 Stock Option Plan of Business Objects, S.A. of our report dated January 31, 2000 with respect to the consolidated financial statements and schedule of Business Objects, S.A. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                 /s/ Ernst & Young LLP
San Jose, California
March 27, 2000